Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”), dated as of the dates set forth below the parties’ signatures, is entered into by and between Innovative Food Holdings, Inc. (the “Company”) and Bill Bennett (“Bennett”) (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Executive Employment Agreement dated January 30, 2023 (the “Employment Agreement”); and

WHEREAS, the Parties entered into that certain First Amendment to Employment Agreement on November 2, 2023;

WHEREAS, the Parties have agreed that Bennett will resign his employment with the Company effective October 3, 2025.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the Parties hereby stipulate and agree as follows:

ARTICLE I.

CONSIDERATION

1. Separation Date/Final Pay.

(a) The Parties acknowledge that Bennett’s final day of employment with the Company is October 3, 2025 (the “Separation Date”).

(b) Regardless of whether Bennett signs this Agreement, Bennett shall receive his final paycheck, including pay for his accrued and unused vacation, on the next regular pay date following the Separation Date.

2. Consideration.

(a) In consideration of the covenants undertaken and releases given herein by Bennett, the Company shall:

(i) Pay to Bennett the total gross amount of $115,500.97 (One Hundred Fifteen Thousand Five Hundred Dollars and Ninety-Seven Cents) as salary continuation for the period of October 4, 2025, through and including December 31, 2025 (the “Severance Payment”). The Severance Payment shall be made in installments on the Company’s regular pay dates corresponding to that time period, beginning on the first regular pay date related to that time period that falls at least seven days after the Effective Date. The first installment include all installments that would have previously been made had the Effective Date been day after Bennett’s employment ends; and

(ii) Reimburse Bennett for his group health insurance premiums for the period of November 1, 2025 through September 30, 2026, if Bennett timely elects to continue such group health benefits under the Consolidated Omnibus Reconciliation Act (known as “COBRA”), provided, however, that Bennett shall immediately inform the Company in writing of the date he becomes eligible for group health insurance benefits from new employment, and as of the date of such eligibility, the Company will no longer be obligated to reimburse Bennett’s COBRA premium payments;

(b) Bennett acknowledges and agrees that the Company is not obligated to provide the above-referenced Severance Payment or COBRA premium reimbursements to him under its normal policies and procedures. Bennett also acknowledges and agrees that, except as expressly provided in this Section 2, no other monetary payments or any other form of consideration shall be provided to him in exchange for entering into this Agreement (including any stock, stock options, stock appreciation rights or any other form of equity compensation).

(c) Bennett acknowledges and agrees that, once he is paid his final paycheck and his pay for his accrued and unused vacation, he will have previously received all salary, bonuses, vacation pay, and any other forms of compensation in connection with his services to the Company through the date of this Agreement.

(d) Bennett acknowledges that he is responsible for the payment of his income taxes on all equity grants he has received from the Company. The Company will use reasonable efforts to arrange for the sale of his shares provided the proceeds of such sales are used solely for the payment of Mr. Bennett’s income taxes on such shares.

(e) It is understood and agreed that Bennett is solely responsible for federal and/or state income tax due on the Severance Payment, except the employer’s share of FICA taxes. The Company makes no representations or warranties regarding Bennett’s tax obligations or liabilities concerning the Severance Payment.

(f) Bennett, in exchange for the Severance Payment and COBRA premium reimbursements, further agrees that:

(i) The Parties shall consult with one another concerning an appropriate press release discussing Mr. Bennett’s departure, but the Company shall have the final say on the announcement’s content;

(ii) All non-competition and non-solicitation provisions of any agreements between Executive and the Company are hereby terminated. In place of such agreements, the Parties agree that between October 4, 2025 and September 30, 2026, Bennett shall not, individually or on behalf of any other person, directly or indirectly: (A) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (x) cease being, or not become, a customer of the Company (defined for purposes of this paragraph to include its parents, affiliates, and subsidiaries or (y) reduce the amount of business of such Covered Customer with the Company; (B) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between the Company and any Covered Customer; (C) divert any business with any Covered Customer from the Company; (D) solicit for business, provide services to, engage in or do business with, any Covered Customer for services or business that competes with that of any business of the Company; or (E) interfere with or disrupt (or attempt to interfere with or disrupt), any person that was a vendor, supplier, distributor, agent or other service provider of the Company at the time of such interference or disruption, for a purpose competitive with the products and services of any Covered Party. For purposes of this Agreement, “Covered Customer” means only U.S. Foods, Sysco, Performance Food Group, Pepper, Chef’s Warehouse, Gate Gourmet, and LSG SkyChef; and

(iii) From October 4, 2025 until December 31, 2025, in the capacity of a consultant and independent contractor, and not an employee, Bennett shall be reasonably available to answer questions of Company executives, provide information related to locating documents or information required by Company executives, and transition to Company executives and employees projects for which Bennett bore primary responsibility during his employment.

(g) Bennett shall provide the same consulting services as described above in paragraph 2(e)(iii) from January 1, 2025 until March 31, 2025. In exchange for satisfactory performance of such services, the Company shall pay Bennett a fee of $25,000.00 (Twenty-Five Thousand Dollars) in three installments as follows: February 5, 2026: $8,333.34; March 5, 2026: $8,333.33; and April 6, 2026: $8,333.33. Bennett shall be solely responsible for any and all income taxes on this consulting fee and no withholdings shall be taken by the Company from Bennett’s consulting fee.

3. Agreement Not Evidence. The existence of this Agreement, its provisions, and terms, shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person any action or proceeding, civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of the Agreement. The Parties’ making of this Agreement shall not be considered an admission of any wrongdoing by any Party.

4. Acceptance; Consideration Period; Revocation Period; Effective Date.

(a) Bennett has until twenty-one days from the date he receives this agreement to consider this Agreement (“Consideration Period”). Bennett acknowledges and agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the Consideration Period. Bennett may sign this Agreement prior to the expiration of the Consideration Period. Bennett acknowledges that he has been given 21 days or more to consider the Agreement since receiving it. Bennett may accept this agreement by returning a signed copy by email to Mr. Gary Schubert, Innovative Food Holdings, Inc. at gary@ivfh.com. Bennett must execute the Agreement no earlier than October 4, 2025, and if Bennett executes the Agreement prior to October 4, 2025, the Agreement will not be considered accepted. Bennett is hereby advised to consult an attorney, at his own expense, before executing this Agreement.

(b) Bennett may revoke his acceptance of this Agreement within seven (7) calendar days following the day Bennett executes this Agreement by stating his desire to revoke in writing and, on or before the seventh (7th) day after execution, and e-mailing said writing to Mr. Gary Schubert, Innovative Food Holdings, Inc. at gary@ivfh.com. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Florida, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

(c) This Agreement shall be effective on the eighth (8th) day after Bennett’s execution of this Agreement (“Effective Date”) or on such date to which the Effective Date is extended under Paragraph 4(b) above.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5. Representations and Warranties. Each Party represents and warrants to each of the other Parties as follows:

(a) Authorization. Each Party has the requisite legal capacity, power and authority to execute and deliver this Agreement and to perform the Party’s obligations hereunder.

(b) Validity of Agreement. This Agreement has been duly executed and delivered by the Parties and is a legal, valid, binding and enforceable obligation of each Party.

(c) No Consents Required. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, local, state or federal, is required on the part of any Party in connection with the execution and delivery of this Agreement.

(d) Ownership of Claims. Bennett owns the claims being released, free and clear of any liens, and Bennett has not encumbered or agreed to encumber or assigned or agreed to assign such claims in whole or in part, by contract or by operation of law (including by way of subrogation) to any other person or entity.

ARTICLE III.
COMPROMISE AND RELEASE

6. Compromise and Release. In exchange for the consideration described in Section 2 above Bennett does hereby release any and all claims, rights, causes of action, demands, suits, matters and issues, known or unknown, liquidated or non-liquidated, contingent or absolute, state or federal, that have been, could have been, or in the future could be, asserted in any court or proceeding (including without limitation any claims arising under federal or state law relating to alleged breach of any duty, negligence, violations of the federal securities laws or otherwise) by Bennett, or by any of his heirs, estates, successors, predecessors, agents and representatives, against the Company, its predecessors, successors, parents, subsidiaries, associates, affiliates, and agents, including without limitation each of their respective present or former directors, officers, agents, employees, attorneys, representatives, advisers, financial advisers, investment bankers, commercial bankers, trustees, parents, affiliates, subsidiaries, general or limited partners, shareholders, heirs, executors, administrators, successors and assigns (the “Released Parties”), and all such claims shall be and hereby are compromised, settled, discharged and released; and release, acquit and forever discharge the Released Parties from and against any and all rights, benefits, payments, claims, demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities whatsoever, in law or equity, of any and every character, kind and nature whatsoever, relating to, or arising from, the business, operations, ownership and governance of the Company and its parents, affiliates, or subsidiaries, or any other matter, cause, or thing whatsoever, on or prior to the date hereof including, without limitation, rights, benefits, payments, claims demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities, whether known or unknown, contingent or fixed, either in or arising out of the law of contracts, torts, or under statutory law.

7. Release Binding, Unconditional and Final. Bennett hereby acknowledges and agrees that the release and covenants provided for herein shall be binding, unconditional and final upon full execution of this Agreement.

8. Undiscovered Facts. Bennett acknowledges that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matters of the releases and covenants contained herein, but that it is Bennett’s intention that such facts shall have no effect on such releases or covenants; in furtherance of such intention, Bennett acknowledges that the releases and covenants contained herein shall be and remain in effect notwithstanding the subsequent discovery or existence of any such additional or different facts. Moreover, Bennett acknowledges that he has considered the possibility that he may not now fully know the number and magnitude of all claims which he has released hereby but agrees nonetheless to assume that risk and desires to release such unknown claims.

9. Released Claims. Bennett expressly agrees and intends that, Bennett releases, discharges, and waivers, set forth in this agreement shall include, without limitation, claims involving in whole or in part any actionable conduct or fault of any of the Released Parties and that the releases, discharges and waivers shall extend to, but shall not be limited to, claims, demands, causes of action, and liabilities based on The National Labor Relations Act; Section 215 of The Fair Labor Standards Act; The Employee Retirement Income Security Act of 1974; The Civil Rights Acts of1964 and 1991; The Civil Rights Act of 1866; The Rehabilitation Act of 1973; The Equal Pay Act of 1963; The Americans With Disabilities Act; The Age Discrimination In Employment Act; The Older Workers Benefit Protection Act; The Worker Adjustment And Retraining Notification Act; The Genetic Information Nondiscrimination Act; The Sarbanes-Oxley Act of 2002; The Dodd-Frank Wall Street Reform and Consumer Protection Act; claims arising from the Utah Antidiscrimination Act, the Employment Relations and Collective Bargaining Act, the Utah Right to Work Law, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Protection of Activities in Private Vehicles Act, the Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Internet Employment Privacy Act, any statute, contract, tort, fraud, (including without limitation fraudulent inducement), breach of fiduciary duty, breach of duty of good faith and fair dealing, breach of duty of care, conflict of interest (whether in connection with the offering or otherwise), self-dealing, breach of duty of candor, inadequate disclosure, negligence, gross negligence, negligent misrepresentation, malpractice, personal injury, property damage, conspiracy, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, bad faith, violations of The Racketeer Influenced And Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, or tortious interference of any other kind, deceptive trade practices, libel, slander, or any claim based on any law, statute or theory whatsoever. In addition, the releases, waivers and discharges shall extend to damages, expenses, losses, costs and liabilities of every type whatsoever including, but not limited to, actual damages, punitive damages, compensatory damages, incidental damages, consequential damages, and attorney’s fees. Bennett does not waive or release: (a) any claims that cannot be released under applicable law, including but not limited to claims for unemployment insurance benefits or workers’ compensation benefits; (b) any claims to enforce this Agreement; (c) any claims for advancement of expenses, defense, or indemnification, under any agreement with the Company or any of the Company’s affiliates or subsidiaries, the Company’s, or any of its affiliates’ or subsidiaries’, bylaws, articles of incorporation, or articles of formation; or (d) claims for insurance coverage, including coverage under any directors’ and officers’ insurance policies for the claims described in subparagraph “(c)” above.

ARTICLE IV.

MISCELLANEOUS

10. Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

11. Entire Agreement. This Agreement (including any exhibits thereto) constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, and courses of conduct and dealing of the Parties in connection therewith, except to the extent incorporated or specifically referred to herein.

12. Non-Disclosure/Non-Disparagement.

(a) The Parties each agree that, other than as required by applicable law, neither Party shall publicize or disclose, in any manner, this Agreement, or the contents, terms, or any part of this Agreement, or any matters relating thereto, whether in writing or orally, directly or indirectly, to any person or entity whatsoever, other than members of Bennett’s immediate family who shall keep its contents confidential, unless authorized to do so in writing by the Company or as may otherwise be required by law or any legal process (in which case each Party shall give the other Party notice of any attempts to cause it to testify about or otherwise divulge the information subject to this Paragraph 12(a) within three (3) business days of its knowledge of such attempts and the Party shall use its reasonable best efforts in cooperating with the other Party’s effort to obtain a protective order against disclosure from a court of competent jurisdiction). Except as provided in Paragraph 12(c) and (d) below, each Party agrees to not make any disclosure about this Agreement.

(b) Bennett agrees to refrain from making any statement or taking any action, directly or indirectly, that harms, impairs, impugns, interferes with, undermines or criticizes the Company and/or its business interests, reputation or goodwill. The Company agrees that its three highest-ranking current or future executives, and the current members of its Board of Directors, shall refrain from disparaging Bennett and that they shall not direct any other person to do so, provided, however, that nothing herein shall prevent either Bennett or such executives from making any statements required by law or the aforementioned executives from making statements that are internal to the Company related to Company business.

(c) Notwithstanding Paragraph 12(a) and (b) above, the Parties acknowledge and agree that the other Party may disclose the terms of this Agreement to its legal and tax advisors, provided they agree to comply with and be bound by the provisions of this Section 12. The Parties further agree that the Company may disclose this Agreement to those of its employees, agents, tax advisors and attorneys deemed by the Party as having a need to know the terms and provisions hereof and Bennett may disclose the non-solicitation clause in Section 2(e)(ii) to prospective employers. The Parties also agree that if a Party determines, in its good faith judgment, that this Agreement, its terms, or any of the information contained in the Agreement, is subject to, or should be disclosed pursuant to, federal or state law, including, without limitation, securities laws, such Party may direct appropriate representatives to make such disclosures.

(d) Notwithstanding Paragraph 12(a) and (b) above, nothing in this Agreement prohibits or restricts Bennett (or Bennett’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, or any other securities regulatory agency, self-regulatory authority, or stock exchange, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”). Bennett further understands that this Agreement does not limit his ability to communicate with any Government Agencies, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including in connection with reporting a possible securities law violation, without notice to the Company. This Agreement does not limit Bennett’s right to receive an award for information provided to any Government Agencies, including staff of the SEC.

13. Return of Property. With the exception of his Company-issued laptop computer, Bennett must return all Company property, including identification cards or badges, access codes or devices, usernames, passwords, keys, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in Bennett’s possession, on or before the Effective Date. On April 1, 2026, Bennett must allow the Company to delete all Company information from his Company-issued laptop and if the information cannot be deleted remotely, arrange for the laptop to be shipped to the Company’s offices at Bennett’s expense and returned to Bennett at Bennett’s expense.

14. No Third Party Beneficiaries. Except as expressly provided herein or as otherwise agreed by each of the Parties, the provisions of this Agreement are solely for the benefit of the Parties hereto, and shall not inure to the benefit of any third party.

15. Waivers. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

16. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without resort to New York’s principles of conflicts of laws.

17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18. Jurisdiction and Venue. Each of the Parties hereby agrees that any proceeding relating to this Agreement shall be brought exclusively in the courts of the State of New York located in New York County, New York, or the United States District Court for the Southern District of New York. Each of the Parties hereby irrevocably (i) consents to personal jurisdiction in any such action brought in such court and waives any objection to personal jurisdiction, (ii) consents to service of process by registered mail made upon such party and/or such party’s agent and waives any objection to service of process in this manner, and (iii) waives any objection to venue in such courts and any objection that such courts are an inconvenient forum.

19. Remedies. Each of the Parties agrees that, in the event that another Party hereto does not perform its obligations hereunder in accordance with the specific terms of this Agreement or otherwise breaches this Agreement, irreparable damage will occur. Therefore, each Party shall be entitled to specific performance or injunctive relief in order to enforce compliance of this Agreement by a non-compliant Party. The Parties further agree that the foregoing is not intended in any way to limit the right of any Party to seek damages against such non-compliant Party, or any other remedies (at law or in equity or otherwise) to which it is entitled, and that the remedies provided for herein are cumulative and are not exclusive of each other.

20. Binding Effect. This Agreement shall be binding upon and inure to the benefits of the Parties and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or entity into or with which any Party may merge or consolidate.

21. Construction. This Agreement shall not be more strictly construed against one Party than against any other Party merely because it was prepared by counsel for such Party, it being recognized that, because of the arm’s length negotiations, all Parties have materially and substantially contributed to the preparation, review and final terms of this Agreement.

22. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and General Release as of the Execution Dates below their respective signature lines.

BILL BENNETT	INNOVATIVE FOOD HOLDINGS, INC.

/s/ Bill Bennett	By:	/s/ James Pappas

Execution Date: 10/04/2025	Print Name:	James Pappas

	Print Title:	Chairman

	Execution Date:	10/04/2025